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                                                                      Exhibit 21

                          DISPLAY TECHNOLOGIES, INC.
                          (f/k/a La-Man Corporation)
                                 SUBSIDIARIES


DISPLAY TECHNOLOGIES, INC.(Nevada)

     Ad Art Electronic Sign Corporation (Florida)

          E.S.C. of Nevada, Inc. (Nevada)

     Certified Maintenance Service, Inc. (Florida)

     Don Bell Industries, Inc. (Florida)

          Don Bell Industries of Nevada, Inc. (Nevada)

     J.M. Stewart Manufacturing, Inc. (Florida)

     La-Man Corporation (Nevada)

     Lockwood Sign Group, Inc. (Florida)

     Nevada SEMCO, Inc. (Nevada)

          J.M. Stewart Corporation (Florida)

          J.M. Stewart Industries, Inc. (Florida)

     Vision Trust Marketing, Inc. (Florida)